Exhibit 99.1

NEWS RELEASE For release at 4:00 p.m. EST, 01/24/08 Contact: Susan Sutherland Toll free ofc. (877) 988-8048 Fax (715) 424-3414 Email- pr@renlearn.com
2911 Peach Street • P.O. Box 8036 • Wisconsin Rapids, WI 54495-8036

Renaissance Learning, Inc. Announces Fourth Quarter, 2007 Results

WISCONSIN RAPIDS, WI — January 24, 2008 — Renaissance Learning®, Inc. (Nasdaq: RLRN), a leading provider of technology to support personalized practice, differentiated instruction, and progress monitoring in reading, math and writing for pre-K–12 schools and districts, today announced financial results for the quarter and year ended December 31, 2007.  Revenues for the fourth quarter of 2007 were $28.3 million, an increase of 9.0% from fourth quarter 2006 revenues of $25.9 million. Net income for the fourth quarter of 2007 was $2.7 million, or $.09 per share, compared to net income of $1.8 million, or $.06 per share, for the fourth quarter last year.

Revenues for the twelve-month period ended December 31, 2007 were $107.9 million, down 3.2% from 2006 revenues of $111.5 million. Deferred revenue increased by $13.7 million for 2007 versus an increase in 2006 of    $5.7 million. Net income was $7.6 million for 2007, down 36.9% from the prior year’s net income of $12.0 million.  Earnings per share for 2007 were $.26 compared to $.41 in 2006.

“Fourth quarter results were good and met our expectations,” commented Terrance D. Paul, Chief Executive Officer.  “Particularly encouraging is that order dollars per school for customers who have upgraded to AR Enterprise are growing by over $1,200 per school. However, the transition to Enterprise subscriptions is significantly shifting the seasonality of the software order pattern with a higher percentage of our orders now coming in the second and third quarters and a lower percentage in the fourth and first quarters.  Despite this heightened seasonal effect, we added approximately 500 new customer schools in the fourth quarter and total orders were up 3% compared to the prior year. Of particular note, laptop orders were up by 8%, service revenues grew 25% in the quarter, and operating cash flow was strong at $8.6 million.”

“Seventeen percent of our approximately 63,000 active reading school customers have upgraded to Enterprise so there remains substantial future growth potential,” continued Paul. “The Enterprise model and the improving laptop trends make us optimistic about our prospects for solid results in 2008 and beyond, though first quarter order rates are expected to be tempered by the seasonal shift in software orders to later in the year.”

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Renaissance Learning added approximately 500 new customer schools in the U.S. and Canada during the quarter, bringing total North American schools that are actively using the Company’s products to over 73,000.  Of these, over 63,000 are using the Company’s reading products, over 29,000 are using the Company’s math products and over 21,000 are using at least one Renaissance Place product.

The Company will hold a conference call at 4:00 p.m. CST today to discuss its financial results, quarterly highlights and business outlook.  The teleconference may be accessed in listen-only mode by dialing 888-603-6873, ID number 30242050 at 4:00 p.m. CST.  Please call a few minutes before the scheduled start time to ensure a proper connection.

A digital recording of the conference call will be made available on January 24, 2008 at 8:00 p.m. through January 31, 2008 at 11:59 p.m.  The replay dial-in is 800-642-1687.  The conference ID number to access the replay is 30242050.

Renaissance Learning, Inc.

Renaissance Learning, Inc. is the world’s leading provider of computer-based assessment technology for pre-K–12 schools. Adopted by more than 73,000 North American schools, Renaissance Learning’s tools provide daily formative assessment and periodic progress-monitoring technology to enhance core curriculum, support differentiated instruction, and personalize practice in reading, writing and math. Renaissance Learning products help educators make the practice component of their existing curriculum more effective by providing tools to personalize practice and easily manage the daily activities for students of all levels. As a result, teachers using Renaissance Learning products accelerate learning, get more satisfaction from teaching, and help students achieve higher test scores on state and national tests. Renaissance Learning has seven U.S. locations and subsidiaries in Canada, India, and the United Kingdom.

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding growth initiatives, growth prospects and management’s expectations regarding orders and financial results for future periods.  These forward-looking statements are based on current expectations and various assumptions which management believes are reasonable.  However, these statements involve risks and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include the failure of AR and AM Enterprise and laptop orders to achieve expected growth targets, a decline in quiz sales that exceeds forecasts, risks associated with the implementation of the Company’s strategic growth plan, dependence on educational institutions and government funding, and other risks affecting the Company’s business as described in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2006 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

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RENAISSANCE LEARNING®, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in thousands, except per share amounts)
(unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006

Net sales:
Products	$22,047	$20,967	$84,628	$90,750
Services	6,211	4,956	23,304	20,778
Total net sales	28,258	25,923	107,932	111,528

Cost of sales:
Products	3,941	3,436	15,673	16,455
Services	3,219	2,639	11,830	10,011
Total cost of sales	7,160	6,075	27,503	26,466

Gross profit	21,098	19,848	80,429	85,062

Operating expenses:
Product development	4,395	4,814	18,506	17,291
Selling and marketing	8,950	8,858	36,042	33,639
General and administrative	3,687	3,677	14,951	16,330

Total operating expenses	17,032	17,349	69,499	67,260

Operating income	4,066	2,499	10,930	17,802

Other income (expense),net	262	293	1,178	1,234

Income before income taxes	4,328	2,792	12,108	19,036

Income taxes	1,623	1,033	4,541	7,043

Net income	$2,705	$1,759	$7,567	$11,993

Income per share:
Basic	$0.09	$0.06	$0.26	$0.41
Diluted	$0.09	$0.06	$0.26	$0.41

Weighted average shares outstanding:
Basic	28,751,516	28,988,449	28,792,337	29,551,309
Diluted	28,821,879	29,007,792	28,826,620	29,569,260

RENAISSANCE LEARNING®, INC.
CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands)
(unaudited)

	December 31,	December 31,
	2007	2006

ASSETS:
Current assets:
Cash and cash equivalents	$7,337	$5,953
Investment securities	8,136	22,525
Accounts receivable, net	8,791	10,528
Inventories	6,273	4,108
Prepaid expenses	2,197	1,896
Income taxes receivable	1,450	1,291
Deferred tax asset	4,406	3,596
Other current assets	300	97
Total current assets	38,890	49,994

Investment securities	8,982	1,625
Property, plant and equipment, net	10,578	11,811
Goodwill	47,065	46,973
Other noncurrent assets	7,785	7,308

Total assets	$113,300	$117,711

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$2,011	$2,782
Deferred revenue	35,675	23,751
Payroll and employee benefits	4,184	4,750
Other current liabilities	3,563	3,429
Total current liabilities	45,433	34,712
Deferred revenue	2,707	885
Deferred compensation and other
employee benefits	1,933	1,665
Deferred tax liability	-	878
Income taxes payable	5,104	-
Other non-current liabilities	136	-
Total liabilities	55,313	38,140

Total shareholders' equity	57,987	79,571

Total liabilities and shareholders' equity	$113,300	$117,711